[LOGO]
                                   ORAGENICS

Contact:

Chuck Soponis
Chief Executive Officer
Oragenics, Inc.
(386) 418-4018

FOR IMMEDIATE RELEASE

    ORAGENICS TO PRESENT AT RODMAN & RENSHAW TECHVEST 6TH ANNUAL HEALTHCARE
                                   CONFERENCE

ALACHUA, FL (OCTOBER 12, 2004) - Oragenics, Inc. (AMEX:ONI; TSX-V:ORA.U) today announced that it will present a corporate update at the Rodman & Renshaw Techvest 6th Annual Healthcare Conference in New York City. The conference is taking place at the Waldorf-Astoria hotel from October 26 - 28, 2004. For more information on the Rodman & Renshaw Techvest conference visit: www.rodmanandrenshaw.com.

ABOUT ORAGENICS

Oragenics, Inc. is an emerging biotechnology company focused on the development and licensure of innovative products and technologies for improving human health. The company's lead product is a novel oral rinse for the prevention of tooth decay, which is anticipated to enter clinical trials in 2004. The company is also developing a novel antibiotic with broad-spectrum activity against gram-positive bacteria and a probiotic product aimed at maintaining oral health. The company is headquartered in Alachua, Florida. For more information about Oragenics, please consult the company's website at www.oragenics.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This release includes forward-looking statements which reflect Oragenics' current views with respect to future events and financial performance. These forward-looking statements are based on management's beliefs and assumptions and information currently available. The words "believe", "expect", "anticipate", "intend", "estimate", "project" and similar expressions which do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to (1) the ability to successfully complete development and commercialization of Oragenics' Replacement Therapy for prevention of tooth decay, novel antibiotic, and probiotic product for oral health; (2) the ability to obtain substantial additional funding; (3) the ability to develop and commercialize products before competitors;)4) the ability to develop commercial products with the in-licensed technology; and (5)) other factors detailed from time to time in filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements. The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

                                     # # #